EXHIBIT 11



                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS
                 ----------------------------------------------

                 BASIC EARNINGS PER SHARE                           SHARES
                 ------------------------                           ------

                 Basic shares outstanding at September 30, 2000    1,955,379

                           NET LOSS             $ (122,166)    $ (.06) PER SHARE
                 ------------------------       -----------    -----------------
                 Basic shares outstanding        1,955,379


                 DILUTED EARNINGS PER SHARE                         SHARES
                 --------------------------                         ------

                 Basic shares outstanding at September 30, 2000    1,955,379
                 Stock Options-common stock equivalents               76,927
                                                                   ---------
                 Diluted shares outstanding at September 30, 2000  2,032,306

                           NET LOSS             $ (122,166)    $ (.06) PER SHARE
                 --------------------------     ----------     -----------------
                 Diluted shares outstanding      2,032,306